CUSHING FUNDS TRUST
SECOND AMENDMENT TO THE FUND ACCOUNTING
SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of the 28th day of November, 2012, to the Fund Accounting Servicing Agreement, dated as of August 30, 2010, as amended April 2, 2012 (the "Agreement"), is entered into by and between CUSHING FUNDS TRUST f/k/a CUSHING MLP FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add The Cushing Renaissance Advantage Fund and its fees, and to change the name of Trust; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Effective June 4, 2012, Cushing MLP Funds Trust became known as Cushing Funds Trust, a Delaware statutory trust.  Accordingly, all references to Cushing MLP Funds trust in the Agreement were replaced with Cushing Funds Trust.

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Exhibit B-1, fees for The Cushing Renaissance Advantage Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CUSHING FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jerry V. Swank	By: /s/ Michael R. McVoy
Printed Name: Jerry V. Swank	Printed Name: Michael R. McVoy
Title: President	Title: Executive Vice President

11/2012

Amended Exhibit A to the Fund Accounting Servicing Agreement

Separate Series of Cushing Funds Trust

Name of Series
The Cushing MLP Premier Fund
The Cushing Royalty Energy Income Fund
The Cushing Renaissance Advantage Fund

11/2012

Amended Exhibit B to the
Fund Accounting Servicing Agreement

FUND ACCOUNTING SERVICES FEE SCHEDULE at August, 2010 – Fees for The Cushing MLP Premier Fund and The Cushing Royalty Energy Income Fund

Annual Fund Accounting Fee Based Upon Average Net Assets Per Fund*
Base fee on the first $_____ million plus
2.00 basis points on the next $_____ million
1.00 basis point on the next $_____ billion
.75 basis point on the balance

Annual Base Fee on First $_____Million Per Fund*
$_____ per domestic equity fund
$_____ per domestic balanced fund
$_____ per domestic fixed income, international equity, global equity, and money market fund
$_____ per international fixed income and global fixed income fund

§Additional base fee of $_____ for each additional class
§Additional base fee of $_____ per manager/sub-advisor per fund
§Additional base fee of $_____ for master/feeder products per feeder fund

Services Included in Annual Fee Per Fund
§Advisor Information Source Web portal

Chief Compliance Officer Support Fee*
§$_____ /year

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, and customized reporting.

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, swaps, bank loans, etc.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

11/2012

Amended Exhibit B (continued) to the
Fund Accounting Servicing Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at August, 2010 – Fees for The Cushing MLP Premier Fund and The Cushing Royalty Energy Income Fund

Pricing Services
▪  $_____ Domestic and Canadian Equities/Options
▪  $_____ Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪  $_____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪  $_____ - Bank Loans
▪  $_____ - Credit Default Swaps/Swaptions
▪  $_____ - Basic Interest Rate Swaps
▪  $_____/Fund per Month - Mutual Fund Pricing
▪  $_____ /Foreign Equity Security per Month for Corporate Action Service
▪  $_____ /Domestic Equity Security per Month for Corporate Action Service
▪  $_____ /Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)
▪  $_____ /CMO/Month
▪  $_____ /Mortgage Backed/Month
▪  $_____ /Month Minimum/Fund Group

Fair Value Services (Interactive Data)
▪  $_____ on the First 100 Securities/Day
▪  $_____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.

Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪  $_____ /fund per month
▪  $_____ /fund per month for clients using an external administration service
▪  Specialized projects will be analyzed and an estimate will be provided prior to work being performed

11/2012

Exhibit B-1 to the Fund Accounting Servicing Agreement
FUND ACCOUNTING SERVICES FEE SCHEDULE at November, 2012 - THE CUSHING RENAISSANCE ADVANTAGE FUND

Annual Fund Accounting Fee Based Upon Average Net Assets Per Fund*
Base fee on the first $_____ million plus
1.00 basis points on the next $_____ million
0.50 basis point on the next $_____ billion
0.25 basis point on the balance

Annual Base Fee on First $100 Million Per Fund*
$_____ per domestic equity fund
$_____ per domestic balanced fund
$_____ per domestic fixed income, international equity, global equity, and money market fund
$_____ per international fixed income and global fixed income fund

▪  Additional base fee of $_____ for each additional class
▪  Additional base fee of $_____ per manager/sub-advisor per fund
▪  Additional base fee of $_____ for master/feeder products per feeder fund

Pricing Services**
▪  $_____ - Domestic Equities, Options, ADRs
▪  $_____- Domestic Corporate/Convertible/Gov’t/Agency Bonds, Foreign Equities, Futures, Forwards, Currency
                   Rates
▪  $_____ - CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporate/Convertible/Gov’t/Agency
                   Bonds, Asset Backed Securities, Mortgage Backed Securities
▪  $_____ - Bank Loans
▪  $_____ - Credit Default Swaps
▪  $_____ - Swaptions, Index Swaps
▪  $_____ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

Corporate Action & Manual Pricing Services
▪  $_____ /Foreign Equity Security per Month for Corporate Action Service
▪  $_____ /Domestic Equity Security per Month for Corporate Action Service
▪  $_____ /Month Manual Security Pricing (>10/day)

Fair Value Services (Charged at the Complex Level)**
▪  $_____ on the First 100 Securities
▪  $_____ on the Balance of Securities
NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees.

Chief Compliance Officer Support Fee*
▪  $_____ /year

Out-Of-Pocket Expenses
Including but not limited to corporate action services, fair value pricing services, factor services, SWIFT processing, and customized reporting.

*IMPORTANT NOTE: MINIMUM ANNUAL BASE FEE WILL BE DISCOUNTED 40% UNTIL TOTAL NET ASSETS EXCEED $_____ MILLION OR 36 MONTHS OF OPERATION, WHICHEVER COMES FIRST.

*Subject to annual CPI increase, Milwaukee MSA.
** Per security per fund per pricing day.
Fees are billed monthly.

11/2012